Free Writing Prospectus

VanEck Merk Gold ETF

2024-08-29 OUNZ video transcript 2

0001546652

Pursuant to 433/164

333-274643

Axel Merk:

Remember that gold doesn't change. Gold just is.

Speaker 2:

The VanEck Merk Gold ETF, ticker OUNZ, offers a convenient, cost-efficient way to buy and hold gold with deliverability, convertibility, and tax efficiency. The VanEck Merk Gold ETF, the gold ETF that delivers.

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The issuer has filed a registration statement with the SEC for offering to which this communication relates. Before you invest, you should read the prospectus and other documents.